**ROSS MILLER**
*Secretary of State*

**SCOTT W. ANDERSON**
*Deputy Secretary for Commercial Recordings*

**STATE OF NEVADA**

**OFFICE OF THE**
**SECRETARY OF STATE**

**Commercial Recordings Division**
*202 N. Carson Street*
*Carson City, NV 89701-4069*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

FRED BAUMAN

**Job:C20130910-1067**
September 10, 2013

**Special Handling Instructions:**
AMD/BL EMAILED 09/10/13 NEH

**Charges**

| Description | Document Number | Filing Date/Time | Qty | Price | Amount |
|---|---|---|---|---|---|
| Amendment | 20130593012-86 | 9/10/2013 9:14:14 AM | 1 | $175.00 | $175.00 |
| 24 Hour Expedite | 20130593012-86 | 9/10/2013 9:14:14 AM | 1 | $125.00 | $125.00 |
| Business License | 20130593012-86 | 9/10/2013 9:14:14 AM | 1 | $0.00 | $0.00 |
| Total | | | | | $300.00 |

**Payments**

| Type | Description | Amount |
|---|---|---|
| Credit | 097476\|13091092248337 | $300.00 |
| Total | | $300.00 |

**Credit Balance:** $0.00

**Job Contents:**
File Stamped Copy(s): 1
Business License(s): 1

FRED BAUMAN

*090201*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20130593012-86 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 09/10/2013 9:14 AM |
| | Entity Number E0202272010-1 |

# Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

SUJA MINERALS, CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is amended to change the corporate name to:

" GEI GLOBAL ENERGY CORP"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60,437,142 votes (68%)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer Matt Reams, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## GEI GLOBAL ENERGY CORP

**Nevada Business Identification # NV20101316627**

**Expiration Date: April 30, 2014**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 10, 2013

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

*Please Post in a Conspicuous Location*

***You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.***